SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2014, Cedar Fair entered into updated employment agreements (the "new employment agreements") with the following named executive officers: Brian C. Witherow, Executive Vice President and Chief Financial Officer; Richard A. Zimmerman, Chief Operating Officer; H. Phillip Bender, Executive Vice President, Operations; and Duffield E. Milkie, Corporate Vice President, Secretary and General Counsel. The new employment agreements follow the standard form of executive employment agreement adopted by us earlier this year and supersede and replace previous employment agreements between us and the executives.

The new employment agreements include the following modifications to the executives' previous contracts:

·
Beginning January 1, 2015, the minimum annual base salary amounts are: Mr. Witherow, $416,000; Mr. Zimmerman, $550,000; Mr. Bender $361,000; and Mr. Milkie $368,000. These base salaries will not be decreased unless the salaries of substantially all of our senior executives are reduced.

·
The executives' employment will continue under the new employment agreements through December 31, 2017. The agreements will renew automatically for a 24-month period commencing on January 1, 2018 and on every 24-month anniversary thereafter, unless either party provides written notice of its intent to terminate the agreement at least 60 days prior to the automatic renewal date.

·
If executive's employment is terminated without cause, if executive resigns for good reason, or if Cedar Fair elects not to renew the agreement, any equity awards made under Cedar Fair's Omnibus Incentive Plan (or any successor plan) that are scheduled to vest or be paid within 18 months after termination will be paid or vest on the scheduled date, without regard to any continuous employment or proration requirements. Options that vest during this period will terminate 30 calendar days after the vesting date if not exercised. The non-compete period will continue during any period in which the executive receives payments under this provision.

·	If Cedar Fair elects not to renew the agreement, the executive will be entitled to:

o	Payment of accrued and unpaid base salary, reimbursement of business expenses and payment for accrued and unused vacation days;

o
An amount equal to his base salary, provided that if the termination is during the 24 month period following a change in control, as defined in the agreement, such amount shall equal two and one half times his annual cash compensation, as defined in the agreement, for the previous year less US$1;

o	Any unpaid annual cash incentive earned with respect to a calendar year ending on or before the date of termination;

o	Full vesting in any equity awards under the Omnibus Plan that vest within 18 months after the executive's termination of employment, as described above;

o	Payment of the COBRA continuation coverage premium under Cedar Fair's medical plan until the earliest of 12 months after termination (or 30 months after termination if the termination is during the 24 month period following a change in control), the date he is no longer eligible for COBRA or the date that he obtains other employment with medical benefits; and

o	All other accrued amounts or benefits due under Cedar Fair's benefit plans, programs or policies (other than severance).

If the executive elects not to renew the agreement, then the executive will be entitled only to accrued and unpaid base salary, reimbursement of business expenses, accrued and unused vacation days, any unpaid annual cash incentive earned with respect to a calendar year ending on or before the date of termination and any other accrued amounts or benefits due under Cedar Fair's benefit plans, programs or policies (other than severance).

Except as described above, provisions in the new employment agreements are substantially the same as under the executives' previous contracts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description

10.1	Section 16 Officer Standard Form of Employment Contract (non-CEO), incorporated herein by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q filed on November 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and
Chief Financial Officer

Date: December 12, 2014